UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 3, 2013

PETROQUEST ENERGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Offering of Senior Notes

As previously disclosed, on June 28, 2013, PetroQuest Energy, Inc. (the “Company”) entered into a purchase agreement (the “Notes Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which the Company agreed to sell $200 million in aggregate principal amount of its 10% Senior Notes due 2017 (the “New Notes”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The offering of the New Notes closed on July 3, 2013. The New Notes were issued at a price equal to 100% of their face value plus accrued interest from March 1, 2013. The New Notes have terms that, subject to certain exceptions, are substantially identical to the Company’s existing $150 million aggregate principal amount of 10% Senior Notes due 2017 (the “Existing Notes”).

Indenture for the 10% Senior Notes due 2017

On July 3, 2013, the Company completed the offering of the New Notes, which are fully and unconditionally guaranteed on a senior unsecured basis by PetroQuest Energy, L.L.C., a Louisiana limited liability company (“PQLLC”) and wholly owned subsidiary of the Company, and TDC Energy LLC, a Louisiana limited liability company (“TDC” and, together with PQLLC, the “Subsidiary Guarantors”) and wholly owned subsidiary of the Company.

The terms of the New Notes are governed by the Indenture dated as of August 19, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of July 3, 2013 (the “Second Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The Base Indenture, as amended and supplemented by the Second Supplemental Indenture, is referred to herein as the “Indenture.”

The Company is obligated to pay the $200 million aggregate principal amount of the New Notes in cash upon maturity of the New Notes on September 1, 2017. The Company will pay 10% interest per annum on the principal amount of the New Notes, payable semi-annually in arrears on September 1 and March 1 of each year, starting on September 1, 2013, to holders of record at the close of business on the preceding February 15 and August 15, respectively. In addition, on September 1, 2013, the Company will pay accrued and unpaid interest on the New Notes from March 1, 2013. The Company will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

The New Notes are senior unsecured obligations of the Company, and will rank (i) senior in right of payment to all of the Company’s existing and future subordinated indebtedness, (ii) pari passu in right of payment with any of the Company’s existing and future unsecured indebtedness that is not by its terms subordinated to the New Notes, including the Existing Notes, (iii) effectively junior to the Company’s existing and future secured indebtedness, including indebtedness under the Company’s senior secured bank credit facility, to the extent of the assets securing such indebtedness, and (iv) structurally subordinate to all future indebtedness and other liabilities (other than indebtedness and liabilities owed to the Company) of the Company’s non-guarantor subsidiaries. The guarantees will be effectively subordinated to all secured indebtedness of the Subsidiary Guarantors to the extent of the assets securing such indebtedness.

Subject to compliance with the covenant regarding indebtedness, the Company may issue more New Notes from time to time under the Indenture (the “Additional Notes”). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

Except as set forth below, the Company will not be entitled to redeem the New Notes prior to September 1, 2014. On and after September 1, 2014, the Company will be entitled to redeem all or a portion of the New Notes at the redemption prices, plus accrued interest to the redemption date, if redeemed during the 12-month period commencing on September 1 of the years set forth below:

Period	Redemption Price
2014	105.000%
2015	102.500%
2016	100.000%

At any time prior to September 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the New Notes issued under the Indenture with the net cash proceeds of certain equity offerings at a redemption price of 110% of the principal amount of the New Notes plus any accrued and unpaid interest, if any, to the redemption date, subject to certain conditions.

In addition, prior to September 1, 2014, the Company is entitled at its option to redeem the New Notes (which includes Additional Notes, if any), in whole or in part, at a redemption price equal to 100% of the principal amount of the New Notes plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, the redemption date (subject to the right of holders of the New Notes of record on the relevant record date to receive interest due on the relevant interest payment date).

If the Company experiences a Change of Control (as defined in the Indenture), the Company will be required to make an offer to repurchase the New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

Each of the following events will constitute an event of default under the Indenture:

•	a default in the payment of interest on the New Notes when due, continued for 30 days;

•	a default in the payment of principal of any New Note when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	the failure by the Company to comply with its obligations under the covenant regarding special mandatory redemption or the covenant regarding merger and consolidation, as provided in the Indenture;

•	the failure by either Company to comply for 30 days after notice with any of its obligations in the covenants regarding change of control (other than a failure to purchase New Notes), limitation on indebtedness, limitation on restricted payments, limitation on restrictions on distributions from restricted subsidiaries, limitation on sales of assets and subsidiary stock (other than a failure to purchase New Notes), limitation on affiliate transactions, limitation on liens, limitation on sale/leaseback transactions, or future guarantors;

•	the failure by the Company or any Subsidiary Guarantor to comply for 60 days (or 120 days in the case of the Company’s obligations under the covenant regarding Securities and Exchange Commission (the “Commission”) reports) after notice with its other agreements contained in the Indenture;

•	indebtedness of the Company, any Subsidiary Guarantor or any significant subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds $10 million;

•	certain events of bankruptcy, insolvency or reorganization of the Company, any Subsidiary Guarantor or any significant subsidiary;

•	any judgment or decree for the payment of money in excess of $10 million is entered against the Company, a Subsidiary Guarantor or any significant subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed; or

•	a subsidiary guaranty ceases to be in full force and effect (other than in accordance with the terms of such subsidiary guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its subsidiary guaranty (other than in accordance with the terms of such subsidiary guaranty).

However, a default under the fourth and fifth bullet points above will not constitute an event of default until the Trustee or the holders of 25% in principal amount of the outstanding New Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding New Notes may declare the principal of and accrued but unpaid interest on all of the New Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal of and interest on all the New Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the New Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding New Notes may rescind any such acceleration with respect to the New Notes and its consequences.

The foregoing descriptions of the Base Indenture and Second Supplemental Indenture are not complete and are qualified by reference to the complete documents, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Registration Rights Agreement

In connection with the private placement of the New Notes, on July 3, 2013, the Company and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Initial Purchasers obligating the Company to use commercially reasonable efforts to file an exchange registration statement with the Commission so that holders of the New Notes can offer to exchange the New Notes issued in the offering for registered notes (the “Exchange Notes”) having substantially the same terms as the Existing Notes or the New Notes (evidencing the same indebtedness as the New Notes). In addition, under certain circumstances and in lieu of a registered exchange offer, the Company must use commercially reasonable efforts to file a shelf registration statement for the resale of the New Notes.

Upon the completion of such exchange offer, the Company expects that the Exchange Notes and the Existing Notes will be treated as a single class of notes for purposes of the indenture governing the Existing Notes. If the exchange offer is not completed within 300 days after July 3, 2013, or, if a shelf registration statement is required and is not declared effective on or prior to the later of the 300th day after July 3, 2013 and the 90th day after delivery of a shelf registration request, then the annual interest borne by the New Notes will be increased by 0.25% per annum for the first 90-day period on the day immediately following the breach, which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such interest continues to accrue, provided that the rate at which such additional interest accrues may not exceed 1.0% per annum.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 4.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on June 19, 2013, PQLLC entered into the following purchase and sale agreements: (i) Purchase and Sale Agreement by and between PQLLC, as buyer, and Hall-Houston Exploration II, L.P., a Delaware limited partnership (“Hall II”), as seller (the “Hall II PSA”); (ii) Purchase and Sale Agreement by and between PQLLC, as buyer, and Hall-Houston Exploration III, L.P., a Delaware limited partnership (“Hall III”), as seller (the “Hall III PSA”); (iii) Purchase and Sale Agreement by and between PQLLC, as buyer, and Hall-Houston Exploration IV, L.P., a Delaware limited partnership (“Hall IV”), as seller (the “Hall IV PSA” and, together with the Hall II PSA and the Hall III PSA, the “Hall-Houston PSAs” and each a “Hall-Houston PSA”); and (iv) Purchase and Sale Agreement by and between PQLLC, as buyer, and GOM-H Exploration, LLC, a Delaware limited liability company (“GOM-H” and, together with Hall II, Hall III and Hall IV, the “Sellers”), as seller (the “GOM-H PSA” and, together with the Hall-Houston PSAs, the “Gulf of Mexico Purchase Agreements” and each a “Gulf of Mexico Purchase Agreement”). Pursuant to the Gulf of Mexico Purchase Agreements, PQLLC agreed to acquire certain producing oil and gas assets located in the shallow waters of the Gulf of Mexico (the “Gulf of Mexico Acquisitions”).

On July 3, 2013, the Company completed the Gulf of Mexico Acquisitions for an aggregate purchase price of approximately $192 million in cash, subject to customary post-closing purchase price adjustments. The purchase price was funded with the net proceeds from the sale by the Company of the New Notes.

With the closing of the Gulf of Mexico Acquisitions, pursuant to the previously disclosed Sixth Amendment to Credit Agreement, dated as of June 19, 2013 (the “Sixth Amendment”), the Credit Agreement dated as of October 2, 2008, as amended that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011, and that certain Fifth Amendment to Credit Agreement dated as of March 29, 2013 (collectively, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., IBERIABANK and Whitney Bank (collectively, “Lenders”), has been amended to, among other things, (1) to permit the Gulf of Mexico Acquisitions, (2) to permit the issuance, incurrence and/or compliance with the terms of the New Notes, (3) to increase the Borrowing Base (as defined in the Credit Agreement) from $150 million to $200 million (4) to increase the aggregate commitment of the Lenders from $100 million to $150 million and (5) to change the maximum ratio of total debt to EBITDAX, determined on a rolling four quarter basis, from 3.0 to 1.0 to 3.5 to 1.0 effective September 30, 2013.

The foregoing descriptions of the Gulf of Mexico Purchase Agreements and Sixth Amendment are not complete and are qualified by reference to the full text of the Hall II PSA, the Hall III PSA, the Hall IV PSA, the GOM-H PSA and the Sixth Amendment, which are filed as Exhibits 2.1, 2.2, 2.3, 2.4 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the New Notes, the Base Indenture, the Second Supplemental Indenture, the related subsidiary guarantees, the Registration Rights Agreement and the Sixth Amendment is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On July 3, 2013, the Company issued a news release announcing the closings of the private placement of the New Notes and the Gulf of Mexico Acquisitions. The news release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(b)	Pro Forma Financial Information

The financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with respect to the disclosure in Item 2.01 above.

(c)	Shell Company Transactions

None.

(d)	Exhibits:

2.1*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration II, L.P. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2013).

2.2*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration III, L.P. (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2013).

2.3*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and Hall-Houston Exploration IV, L.P. (incorporated herein by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2013).

2.4*	Purchase and Sale Agreement dated as of June 19, 2013, between PetroQuest Energy, L.L.C. and GOM-H Exploration, LLC (incorporated herein by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2013).

4.1	Indenture, dated August 19, 2010, between PetroQuest Energy, Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2010).

4.2	Second Supplemental Indenture, dated July 3, 2013, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and The Bank of New York Mellon Trust Company, N.A.

4.3	Registration Rights Agreement, dated July 3, 2013, among PetroQuest Energy, Inc., the Subsidiary Guarantors identified therein, and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.

10.1	Sixth Amendment to Credit Agreement dated as of June 19, 2013, among PetroQuest Energy, Inc., PetroQuest Energy, L.L.C., JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Capital One, N.A., IBERIABANK and Whitney Bank (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2013).

99.1	News Release dated July 3, 2013, regarding closings of New Notes offering and the Gulf of Mexico Acquisitions.

*	The registrant agrees to furnish supplementally a copy of any omitted schedule to the Gulf of Mexico Purchase Agreements to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: July 3, 2013	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

[SIGNATURE PAGE TO FORM 8-K]